UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2005

FIRST FINANCIAL BANCORP.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-12379 (Commission File Number)	31-1042001 (IRS Employer Identification No.)

300 High Street, Hamilton, Ohio (Address of principal executive offices)	45011 (Zip Code)

Registrant’s telephone number, including area code: (513) 867-5447

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (d) Election of Directors.

On June 28, 2005, the board of directors of First Financial Bancorp. elected two new directors. William J. Kramer was elected as a Class II director with a term expiring in April 2006, and Richard E. Olszewski was elected as a Class III director with a term expiring in April 2007. The new directors were also appointed to the following committees of the board of directors: William J. Kramer, Audit Committee and Compensation Committee; Richard E. Olszewski, Audit Committee and Corporate Governance and Nominating Committee.

William J. Kramer has been a member of the board of directors of First Financial Bancorp.’s affiliate, Community First Bank & Trust, since 1987 and is a resident of Coldwater, Ohio. He is the vice president and general manager of Val-Co Pax, Inc. in Coldwater. Previously, Mr. Kramer was employed by Deloitte & Touche in Dayton. Mr. Kramer is a graduate of the University of Dayton, and he is a certified public accountant.

Richard E. Olszewski has been a member of the board of directors of First Financial Bancorp.’s affiliate, Sand Ridge Bank, since 1995 and is a resident of Schererville, Indiana. Mr. Olszewski operates two 7-Eleven Food Stores in Griffith, Indiana, and is a graduate of Loras College.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.
By:	/s/ J. Franklin Hall
J. Franklin Hall
Senior Vice President and Chief Financial Officer

Date: June 29, 2005